UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

RYAN SPECIALTY HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Prudential Plaza 180 N. Stetson Avenue, Suite 4600
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 784-6001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Anthony J. Kuczinski

On October 30, 2023, the Board of Directors (the “Board”) of Ryan Specialty Holdings, Inc. (the “Company”), upon the recommendation of the Compensation and Governance Committee of the Board, elected Anthony J. Kuczinski as a director and assigned him to its Compensation and Governance Committee, effective immediately. Mr. Kuczinski’s initial term as a director will expire at the 2024 annual meeting of the Company’s stockholders, at which time his continued Board service will be subject to renomination and stockholder approval.

With the election of Mr. Kuczinski, the size of the Board is now thirteen members. The Board has determined that Mr. Kuczinski is independent and meets the applicable independence requirements of the New York Stock Exchange, the Board’s independence standards, and Rule 10A-3 of the Securities Exchange Act of 1943, as amended (the “Exchange Act”).

There are no transactions in which Mr. Kuczinski has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act, at this time. The selection of Mr. Kuczinski was not pursuant to any arrangement or understanding between him and any other person.

Mr. Kuczinski will participate in the Company’s standard non-employee director compensation arrangements. Mr. Kuczinski will receive a grant of restricted stock units (RSUs) with a grant date fair value equal to $120,000 (prorated for the portion of the year for which he served as a director) that fully vest on the grant date and each RSU represents a right to receive one fully vested share of the Company’s Class A common stock. The Company will make the annual equity grant of RSUs on the date of the Company’s next annual meeting of stockholders and such grant will be compensation for the prior year of service, or portion thereof. Additionally, Mr. Kuczinski will be entitled to receive a cash payment in the amount of $85,000 per year, paid quarterly, in respect of his service as a member of the Board, with no additional cash compensation paid on account of his service on the Compensation and Governance Committee. The Company will also enter into its standard form of indemnification agreement with Mr. Kuczinski, the form of which was filed as Exhibit 10.4 to the Company’s Registration Statement filed with the Securities and Exchange Commission on Form S-1 on June 21, 2021.

Item 7.01 Regulation FD Disclosure.

On October 31, 2023, the Company issued a press release announcing the director election described above under Item 5.02. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Ryan Specialty Holdings, Inc. dated October 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC.

Date:	October 31, 2023	By:	/s/ Mark S. Katz
Mark S. Katz Executive Vice President, General Counsel and Corporate Secretary